Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

(Not To Be Used For Signature Guarantee)

To Tender Common Shares

of

FIRST FINANCIAL BANCORP.

Pursuant to its Offer to Purchase dated November 3, 2005

THE TENDER OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, DECEMBER 2, 2005, UNLESS THE TENDER OFFER IS EXTENDED.

As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the tender offer (as defined below) if (1) certificates for common shares, no par value, of First Financial Bancorp and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary or (2) the procedures for book-entry transfer cannot be completed by the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Tender Offer is:

COMPUTERSHARE TRUST COMPANY OF NEW YORK

By Registered, Certified Mail or First Class Mail	By Hand or Courier Delivery	By Facsimile Transmission (for eligible institutions only)

Computershare Trust Company of New York	Computershare Trust Company of New York	(212) 701-7636
Wall Street Station	Wall Street Plaza
P. O. Box 1010	88 Pine Street, 19th Floor	For Confirmation Call:
New York, NY 10268-1010	New York, NY 10005	(212) 701-7600

Delivery of this Notice of Guaranteed Delivery to an address other than those shown above or transmission of instructions via a facsimile number other than that listed above does not constitute a valid delivery. Deliveries to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) does not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to First Financial Bancorp (“First Financial”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 3, 2005 (the “Offer to Purchase”) and the related Letter of Transmittal (which together, as amended or supplemented, constitute the “tender offer”), receipt of which is hereby acknowledged, the number (indicated below) of common shares, no par value, including the associated preferred share rights (the “Rights”) issued under the Rights Agreement between the Company and First Financial Bank, National Association (formerly known as First National Bank of Southwestern Ohio), dated as of November 23, 1993, as amended (such shares, together with all other outstanding common shares of First Financial and the related Rights, are herein referred to as the “shares”), of First Financial, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

NUMBER OF SHARES BEING TENDERED HEREBY:                      SHARES

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER

(See Instruction 5 of The Letter of Transmittal)

☐	The undersigned wants to maximize the chance of having First Financial purchase all the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by First Financial pursuant to the tender offer. Note that this election could have the effect of decreasing the price at which the Company purchases tendered shares because the shares tendered using this election will effectively be considered available for purchase at the minimum price of $17.50 per share. Also note that this election could result in receiving a price per share of as low as $17.50 or as high as $19.50. Note that this election could result in your shares being purchased at the minimum price of $17.50 per share.

— OR —

SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

(See Instruction 5 of the Letter of Transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price for the shares is less than the price checked. If the purchase price for the shares is equal to or greater than the price checked, then the shares purchased by First Financial will be purchased at the purchase price. A shareholder who desires to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered at more than one price (unless those shares were previously tendered and withdrawn).

PRICE (IN DOLLARS) PER SHARE AT

WHICH SHARES ARE BEING TENDERED

☐	$17.50	☐	$18.00	☐	$18.50	☐	$19.00	☐	$19.50
☐	$17.75	☐	$18.25	☐	$18.75	☐	$19.25

ODD LOTS

(See Instruction 6 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned:

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

CONDITIONAL TENDER

(See Instruction 17 of the Letter of Transmittal)

A tendering shareholder may condition his or her tender of shares upon First Financial purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by First Financial pursuant to the terms of the Offer, none of the shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares

If, because of proration, the minimum number of shares designated will not be purchased, First Financial may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked the box below:

☐	The tendered shares represent all shares held by the undersigned.

Certificate Nos. (if available):

If shares will be tendered by book-entry transfer:

Name of Tendering     Institution:

Account No.                                                                      at

The Depository Trust Company

SIGN HERE

Signature(s)

Dated:                                                        , 2005

Name(s) of Shareholders:

(Please Type or Print)

(Address)

(Zip Code)

(Area Code and Telephone No.)

(Taxpayer ID No. or Social Security No.)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, or otherwise an “eligible institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees (a) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of shares complies with Rule 14e-4 and (c) to deliver to the Depositary the shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal with any required signature guarantee, or an Agent’s Message (as defined in the Offer to Purchase) in the case book-entry transfer is utilized, and any other required documents, all within (3) three Nasdaq National Market trading days of the date hereof.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone No.)

Dated:                     , 2005

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

4